Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

International Money Express, Inc.
Miami, Florida

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-232888) and Registration Statement on Form S-8 (File No. 333-233392) of International Money Express, Inc. of our report dated March 11, 2020 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Miami, Florida
March 11, 2020